UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA		15219-2800
(Address of principal executive offices)		(Zip Code)

(412) 433-1121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 20, 2013, United States Steel Corporation (“U. S. Steel”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule 1 thereto (the “Convertible Notes Underwriting Agreement”), relating to the issuance and sale of $275 million aggregate principal amount of U. S. Steel’s 2.75% Senior Convertible Notes due 2019 (the “Convertible Notes”). The Convertible Notes Underwriting Agreement also gives the underwriters an option to purchase up to an additional $41.25 million aggregate principal amount of Convertible Notes on the same terms and conditions to cover over-allotments, if any. The Convertible Notes are senior unsecured obligations of U. S. Steel.

Also on March 20, 2013, U. S. Steel entered into an Underwriting Agreement with J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule 1 thereto (the “Senior Notes Underwriting Agreement”), relating to the issuance and sale of $275 million aggregate principal amount of U. S. Steel’s 6.875% Senior Notes due 2021 (the “Senior Notes”). The Senior Notes are senior unsecured obligations of U. S. Steel.

The Convertible Notes Underwriting Agreement and the Senior Notes Underwriting Agreement are filed herewith as Exhibits 10.1 and 10.2 respectively.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Convertible Notes Underwriting Agreement dated March 20, 2013 with J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule 1 thereto.

10.2	Senior Notes Underwriting Agreement dated March 20, 2013 with J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule 1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated: March 21, 2013